UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2014 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 14, 2014, Banyan Rail Services Inc. (the “Company”) entered into a demand note and loan agreement (the “Note”) with Banyan Rail Holdings, LLC (“Banyan Holdings”) providing for draws of up to $200,000. Loans under the Note bear interest at an annual rate of 10% and outstanding principal and interest are due on demand. On February 14, the Company drew $50,000 on the Note to fund working capital requirements. The Note requires the Company to issue to Banyan Holdings 110 shares of its unregistered common stock for every $1,000 the Company borrows under the Note. Gary O. Marino, the Company’s chairman, is the president of Banyan Holdings.

The Note is attached to this Form 8-K as an exhibit. The description of the Note above is a summary and is qualified by the full text of the attached document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included under Item 1.01 of this current report on Form 8-K are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Effective February 14, 2014, the Company issued 5,500 unregistered shares of common stock (the “Shares”) to Banyan Holdings pursuant to a $50,000 draw-down under the Note described in Item 1.01 of this current report on Form 8-K.

The issuance of the Shares was made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Demand Note and Loan Agreement, dated as of February 14, 2014, by and between Banyan Rail Services Inc. and Banyan Rail Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert
Title: Secretary

Dated February 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Demand Note and Loan Agreement, dated as of February 14, 2014, by and between Banyan Rail Services Inc. and Banyan Rail Holdings, LLC.